UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2024

Codexis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive

Redwood City, CA 94063

(Address of Principal Executive Offices) (Zip Code)

(650) 421-8100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CDXS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As reported in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by Codexis, Inc. (the “Company”) on October 2, 2024, Sriram Ryali ceased to serve as the Company’s Chief Financial Officer and principal financial and accounting officer effective as of September 30, 2024.

In connection with Mr. Ryali’s ceasing to serve as Chief Financial Officer, on October 16, 2024, Mr. Ryali and the Company entered into a Separation and Consulting Agreement (the “Separation Agreement” ), memorializing Mr. Ryali’s entitlement to severance benefits based on a qualifying termination of employment under the terms of his Change of Control Severance Agreement, dated January 27, 2023, which is described in the Company’s Definitive Proxy Statement filed with the SEC on April 25, 2024. Mr. Ryali will also receive a bonus equal to 75% of Mr. Ryali’s target bonus in recognition of his service during the fiscal 2024 bonus year. Pursuant to the Separation Agreement, Mr. Ryali is also expected to provide transitional consulting services to the Company on an as-needed basis until February 28, 2025 (or such earlier date as provided for in the Separation Agreement). During this period, Mr. Ryali will receive an hourly consulting fee and his outstanding equity awards will continue to vest in accordance with their terms based on his continued service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CODEXIS, INC.

Date: October 22, 2024	By:	/s/ Georgia Erbez
Georgia Erbez
Chief Financial Officer